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                                                                    Exhibit 4.24

  W. Fox McKeithen                      ARTICLES OF ORGANIZATION
  Secretary of State                          (R.S. 12:1301)

[Seal of the Secretary              Domestic Limited Liability Company
of State of Louisiana]                   Enclose $60.00 filing fee
                                        Make remittance payable to:
                                            Secretary of State
                                             Do not send cash


STATE OF CALIFORNIA                           COUNTY OF LOS ANGELES

Check one:  (X)  Business             (  )  Non Profit

1.   The name of this limited liability company is: HPK (Lake Charles), L.L.C.
                                                    ----------------------------

2.   This company is formed for the purpose of: (check one)

     (X) Engaging in any lawful activity for which limited liability companies may be formed.

    (  )________________________________________________________________________
                (use for limiting activity)

3.   The duration of this limited liability company is: (may be perpetual)
     Perpetual
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4.   Other provisions: This company is subject to the provisions of the
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     Louisiana Gaming Control Law, La. R.S. 27:1 et. seq., including, without
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     limitation, the provisions of La. R.S. 27:68, as amended.
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                       Signatures:

                       HPK (Lake Charles), L.L.C.
                       ----------------------------------
                       By: Hollywood Park, Inc.
                       ----------------------------------
                           Sole Member/Manager
                       ----------------------------------
                           /s/ Loren S. Ostrow
                       ----------------------------------
                                     Secretary

Sworn to and subscribed before me at Glendale, California, this 9th day of November, 1999.

[Stamp of Secretary of State]   /s/ Tina Nemerof                [Notary Seal]
                                -----------------
                                    Notary

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                                 FIRST AMENDMENT
                                     to the
                            ARTICLES OF ORGANIZATION
                                       of
                           HPK (LAKE CHARLES), L.L.C.

     The undersigned sole Member/Manager of HPK (LAKE CHARLES), L.L.C., a Louisiana limited liability company (the "Company"), does hereby certify that the following resolution amending the Articles of Organization of the Company was duly adopted by the sole Member/Manager of the Company on November 7, 2001.

          RESOLVED, that Article I shall be amended in its entirety to read as follows:

                                   ARTICLE I.

          The name of the Company shall be: PNK (LAKE CHARLES), L.L.C.


     Except as amended herein, the Articles of Organization shall remain in full force and effect.

     THUS DONE AND SIGNED this 7th day of November, 2001.


                                 HPK (LAKE CHARLES), L.L.C.
                                 (hereafter named PNK (LAKE CHARLES), L.L.C.)


                                 By: Pinnacle Entertainment, Inc.
                                     Sole Member/Manager


                                     By: /s/ Bruce C. Hinckley
                                         -------------------------------
                                         Bruce C. Hinckley, Treasurer